As filed with the Securities and Exchange Commission on September 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTEON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3880755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3211 Jermantown Road, Suite 700

Fairfax, Virginia, 22030-2801

(703) 246-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Curtis L. Schehr, Esq.

Senior Vice President, General Counsel and Secretary

Anteon International Corporation

3211 Jermantown Road, Suite 700

Fairfax, Virginia, 22030-2801

(703) 246-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000	Stephen L. Burns, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eight Street New York, NY 10019 (212) 474-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒  333-108147

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,265,000 shares	$33.80	$42,757,000	$3,459.04

Preferred stock purchase rights (3)	–	–	–	–

Total	1,265,000 shares	$33.80	$42,757,000	$3,459.04

(1)	Including the underwriters’ option to purchase 165,000 additional shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-108147) filed by Anteon International Corporation with the Securities and Exchange Commission, which was declared effective by the Commission on September 16, 2003, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-108147 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2	Consent of KMPG LLP with respect to the Registrant.
23.3	Consent of Grant Thornton with respect to Information Spectrum, Inc.
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of Anteon International Corporation (Registration No. 333-108147)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on September 16, 2003.

Anteon International Corporation

By:	/s/ JOSEPH M. KAMPF

	Name:	Joseph M. Kampf
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the 16th day of September, 2003.

*

Name:	Frederick J. Iseman
Title:	Chairman of the Board and Director

/s/ JOSEPH M. KAMPF

Name:	Joseph M. Kampf
Title:	President, Chief Executive Officer and Director

*

Name:	Charles S. Ream
Title:	Chief Financial Officer and Chief Accounting Officer

*

Name:	Gilbert F. Decker
Title:	Director

*

Name:	Robert A. Ferris
Title:	Director

*

Name:	Paul G. Kaminski
Title:	Director

*

Name:	Steven M. Lefkowitz
Title:	Director

*

Name:	William J. Perry
Title:	Director

*

Name:	Henry Hugh Shelton
Title:	Director

*

Name:	Thomas J. Tisch
Title:	Director

*By:	/s/ JOSEPH M. KAMPF

Joseph M. Kampf
(as attorney-in-fact)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2	Consent of KMPG LLP with respect to the Registrant.
23.3	Consent of Grant Thornton with respect to Information Spectrum, Inc.
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of Anteon International Corporation (Registration No. 333-108147)).